Power of Attorney


Know all by these presents, that the undersigned hereby constitutes and appoints each of Rebecca R. Teague, Angela L. Pino, Donna
Briggs, or any of them signing singly, to serve as my true and lawful attorney-in-fact to:

(1)	execute for me in my capacity as a Director and/or an Officer of
PNM Resources, Inc. ("Company"), Forms 3, 4, and 5 in accordance with
Section 16(a) of the Securities Exchange Act of 1934 ("1934 Act") and the associated rules;

(2)	do and perform for me all acts which may be necessary or
desirable to complete and execute Forms 3, 4, and 5, complete and execute any amendments, and timely file the forms with the Untied States Securities and Exchange Commission and the New York Stock Exchange, or similar authority; or

(3)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

I acknowledge that the attorneys-in-fact are serving at my request and neither they nor the Company are assuming any of my responsibilities to comply with Section 16 of the 1934 Act. This Power of Attorney shall remain in full force and effect until I am no longer required to file Forms 3, 4, and 5 with respect to my holdings of and transactions in securities issued by the Company, unless earlier revoked by me in a signed writing delivered to the Company.


/s/  Lillian J. Montoya
Director Name: Lillian J. Montoya

Dated:
5/24/24

ACKNOWLEDGMENT
State of New Mexico	)
	) ss.
County of Santa Fe	)

	The foregoing instrument was acknowledged before me on May 24, 2024, by Lillian J. Montoya.

/s/ Juli Marcinelli

Notary Public
My Commission Expires: 11/14/, 2024